Exhibit 99.2

Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue Chicago, IL 60631 www.Ballyfitness.com Matt Messinger — Tel. (773) 864-6850
BALLY TOTAL FITNESS TO HOLD INVESTOR CONFERENCE CALL ON JUNE 28, 2006
FOLLOWING THE FILING OF ITS 2005 10-K REPORT AND 10-Q REPORT FOR THE FIRST QUARTER OF 2006
Bally Total Fitness Obtains Requested Waiver for Third Quarter 2006 from Senior Secured Lenders
Chicago, June 27, 2006 — Bally Total Fitness Holding Corporation (NYSE: BFT) today announced it will hold a conference call for investors and members of the financial community on June 28, 2006 at 8 a.m. Central Standard Time, following the filing of its 2005 10-K Report and 10-Q Report for the first quarter of 2006. Management will discuss the Company’s financial results for the year-ended December 31, 2005 and the first quarter ended March 31, 2006.
In order to participate on the conference call, please dial 800-320-2978, international 617-614-4923, at least 15 minutes before the start of the call. The participant pass code is 79588929. The call can also be accessed live and in archive on the Company’s website, www.ballyfitness.com.
Bally also announced that it has obtained the previously requested consent of the lenders under its senior secured credit facility to extend the cross default deadline from 10 days to 28 days after receipt of any financial reporting covenant default notice under the Company’s public bond indentures for its third quarter 2006 10-Q report.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with over 400 owned and franchised facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada(R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
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